Exhibit 99.1

Houston American Energy Corp. Announces $8.0 Million Registered Direct Offering

HOUSTON, TX, Nov. 20, 2025 (GLOBE NEWSWIRE) — Houston American Energy Corp. (NYSE American: HUSA) (“HUSA” or the “Company”) and its wholly owned subsidiary, Abundia Global Impact Group, LLC (“AGIG”), today announced that it has entered into securities purchase agreements with existing and new fundamental institutional investors for the purchase and sale of 2,285,715 shares of common stock at a purchase price of $3.50 per share, pursuant to a registered direct offering, resulting in gross proceeds of approximately $8.0 million, before deducting placement agent commissions and other offering expenses. The closing of the offering is expected to occur on or about November 21, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds to advance the development of its planned plastic recycling facility, as well as for working capital and other general corporate purposes. In addition to the capital raise, the Company recently announced a debt restructuring agreement with its largest strategic investor. This restructuring strengthened the Company’s capital structure by transitioning a majority of its senior obligations into a more stable, long-term position, providing greater financial flexibility to advance its strategic initiatives.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering. Univest Securities, LLC is acting as the financial advisor for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-290308) which became effective on November 3, 2025. The offering is made only by means of a prospectus which is part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website located at http://www.sec.gov. Additionally, when available, electronic copies of the prospectus supplement and the accompanying prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at, or by email at

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Houston American Energy Corp.

Houston American Energy Corp. (NYSE American: HUSA) is an independent energy company with a growing and diversified portfolio across both conventional and renewable sectors. Historically focused on the exploration and production of oil and natural gas, the Company is actively expanding into high-growth segments of the energy industry. In July 2025, HUSA acquired AGIG, a technology-driven platform specializing in the conversion of waste plastics into low-carbon fuels and chemical feedstocks. This strategic acquisition reflects HUSA’s broader commitment to meeting global energy demands through a balanced mix of traditional and alternative energy solutions and positions the Company to capitalize on emerging opportunities in sustainable fuels and energy transition technologies.

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes, but is not limited to, statements about the amount of proceeds from the offering and use of such proceeds. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting the Company’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on NYSE American, the Company’s ability to predict its rate of growth, the Company’s ability to hire, retain and motivate employees, the effects of competition on the Company’s business, including price competition, technological, regulatory and legal developments, developments in the economy and financial markets, and (ii) other risks as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

For additional information, view the company’s website at www.houstonamerican.com or contact Houston American Energy Corp. at (713)-322-8818.